UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 16, 2011

NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events Company Deems Important To Security Holders.

This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on May 20, 2011, by NetREIT, Inc., a Maryland corporation (“Company”) announcing the Agreement of Purchase and Sale and Escrow Instructions (“Agreement”) to acquire the Joshua Village Shopping Center (“Premises”) located in Yucca Valley, California for approximately Six Million Eight Hundred Thousand Dollars ($6,800,000) including acquisition costs.

On September 16, 2011, the Company completed the acquisition of the Premises pursuant to the Agreement.  The Premises is a neighborhood shopping center complex built in approximately 1978 and located on thirteen (13) acres in five (5) separate parcels.  Yucca Valley, a city of approximately 30,000 people is located in the Inland Empire of California near the City of Palm Springs.  The Premises consists of approximately 86,000 rentable square feet and is currently 93% leased and is anchored by a national grocery chain.

The Company made a down payment of $3.5 million and executed an Assumption Agreement to assume the Fixed Rate Note with an outstanding balance of approximately $3.3 million in favor of the Lender at an interest rate of 5.62% (“Note”) and secured by a Commercial Deed of Trust, Security Agreement, Fixture Filing Financing Statement and Assignment of Leases, Rents, Income and Profits (“Security Instrument”) to the Premises.

The maturity date of the Note is April 11, 2015.  The principal balance of the Note may only be voluntarily prepaid in whole without premium or penalty two (2) months prior to the maturity date.

The Company has entered into its customary property management agreement with CHG Properties, Inc., a California Corporation and affiliate of NetREIT, Inc., to act as the Company’s agent to hire an on-site third party property manager.

The Note, Security Instrument, and Assumption Agreement have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other factual information about the Company.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Note, Security Instrument, and Assumption Agreement which are attached as Exhibits 10.22, 10.23, and 10.24 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

10.22	Fixed Rate Note

10.23	Commercial Deed of Trust, Security Agreement, Fixture Filing Financing Statement and Assignment of Leases, Rents, Income and Profits

10.24	Assumption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: September 21, 2011	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer